UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 24, 2012

CHINA TRANSINFO TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

9th Floor, Vision Building,
No. 39 Xueyuanlu, Haidian District,
Beijing, China 100191
(Address of Principal Executive Offices)

(86) 10-51691999
Registrant’s Telephone Number, Including Area Code:

__________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.	Other Events.

This Form 8-K is being filed pursuant to an agreement in principle regarding settlement of certain litigation related to the Agreement and Plan of Merger by and among China TransInfo Technology Corp. (the “Company” or “China TransInfo”), TransCloud Company Limited (“Parent”), and TransCloud Acquisition, Inc. (“Merger Sub”), dated as of June 8, 2012 (the “Merger”).

SETTLEMENT OF LITIGATION

As previously disclosed beginning on page 60 of the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2012 (the “Definitive Proxy Statement”), three putative class action complaints related to the Merger were filed in the Eighth Judicial District Court in Nevada. Each of the lawsuits was filed against, among others, the Company and certain directors of the Company. On February 24, 2012, Oswald Velz brought a stockholder class action against the Company and others in connection with the proposed going private transaction, alleging that the consideration of the proposed transaction was grossly inadequate and that Mr. Shudong Xia had breached his fiduciary duties to the stockholders (Case No.: A-657022). On March 1, 2012, Tim Valles brought a stockholder class action against the Company and others in connection with the proposed transaction, alleging that the board of directors of the Company had breached its fiduciary duties to the Company’s stockholders (Case No.: A-12-657443-C). On March 6, 2012, Carl M. Domitrovich brought a stockholder class action against the Company and others in connection with the proposed transaction, alleging that the consideration for the proposed transaction was grossly inadequate and that the board of directors had breached its fiduciary duties to the stockholders (Case No.: A-12-657440-C). On July 13, 2012, the three putative class actions were consolidated (the “Consolidated Action”) under the caption In re China TransInfo Technology Corp. Shareholders’ Litigation (Consolidated Case No.: A-12-657022-B). The operative complaint generally alleges, among other things, that the consideration for the proposed transaction is grossly inadequate and that the Company and certain officers and directors of the Company breached their fiduciary duties. The operative complaint seeks, among other things, to enjoin consummation of the Merger.

On October 18, 2012, counsel for the parties in the Consolidated Action reached an agreement in principle under which they agreed on the terms of a settlement of all claims relating to the Merger. In connection with the settlement contemplated by that agreement in principle, the Consolidated Action and all claims therein will be dismissed with prejudice. The terms of the settlement contemplated by that agreement in principle require that the Company make certain supplemental disclosures to the Definitive Proxy Statement, which are contained in this Current Report on Form 8-K. The agreement in principle further contemplates that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including court approval following notice to China TransInfo’s stockholders. The proposed settlement is conditioned upon, among other things, consummation of the Merger and final approval of the proposed settlement by the court. In addition, in connection with the settlement and as provided in the stipulation of settlement, defendants will be released by the plaintiffs from all claims arising out of the Merger and the transactions contemplated by the Merger. There can be no assurance that the Merger will be consummated, or that the court will approve the settlement contemplated by the stipulation. In such event, the proposed settlement may be terminated. The settlement will not affect the amount of the merger consideration that Company stockholders are entitled to receive in the Merger. If the settlement is not approved and the aforementioned conditions are not satisfied, the Company and the individual defendants will continue to vigorously defend this action.

The settlement provides that the defendants deny that they engaged in any wrongdoing, committed any violations of law or acted improperly in any way, and believe that they acted properly at all times and that the Consolidated Action has no merit, but wish to settle the Consolidated Action in order to eliminate the distraction of further litigation.

SUPPLEMENTAL DISCLOSURES

In connection with the settlement of the Consolidated Action as described in this Item 8.01, the Company has agreed to make the following supplemental disclosures to the Definitive Proxy Statement. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.

Background of the Merger

The following disclosure amends and supplements the third paragraph on page 23 of the Definitive Proxy Statement to read in its entirety as follows:

“On April 23, 2012, representatives of William Blair contacted investor A, which indicated it was only interested in joining Mr. Xia, as opposed to making its own independent proposal with respect to a proposed transaction. Investor A also indicated that it had not informed Mr. Xia or any of his representatives of its interest. Investor A subsequently contacted Mr. Xia and expressed its interest in joining Mr. Xia in his proposal as an equity sponsor. Mr. Xia declined Investor A’s interest because he believed that the debt financing from CDB and the equity financing from SAIF III and himself are sufficient to consummate the proposed transaction.”

The following disclosure supplements the fourth paragraph on page 27 of the Definitive Proxy Statement:

“The first potential buyer insisted that any non-disclosure agreement be written in Chinese only and discontinued discussions after hearing the Special Committee’s position that English needed to be the prevailing, if not the exclusive, language of any non-disclosure agreement. The second potential buyer insisted that its standard non-disclosure form be used, notwithstanding that it was not designed for a merger transaction, lacked customary “standstill” and “non-solicitation” provisions among others, and included terms not appropriate for a merger, such as licensing provisions and provisions of the potential buyer’s own internal code of conduct.”

Recommendation of Our Board of Directors and Special Committee; Reasons for Recommending the Approval of the Merger Agreement; Fairness of the Merger

The following disclosure amends and supplements the seventh bullet point on page 29 of the Definitive Proxy Statement in its entirety as follows:

“the negative impact of the existence of SEC investigations, and the heightened scrutiny by the SEC, of certain PRC-based companies that had initially been listed in the U.S. through reverse mergers on the trading price of the Company common stock, although the Company is not aware of any SEC investigation directed specifically at it.”

Opinion of William Blair, Financial Advisor to the Special Committee - Discounted Cash Flow Analysis

The following disclosure supplements the first full paragraph on page 39 of the Definitive Proxy Statement as follows:

“In performing its discounted cash flow analysis, William Blair assumed a tax rate of 25% for determining the Weighted Average Cost of Capital and used the Unlevered Free Cash Flow forecast based on the same 25% tax rate. For that forecast, see “Prospective Financial Information” on page 50 of this proxy statement. The effective tax rate of 25% was applied because it is the statutory enterprise income tax rate in the PRC and because there is no assurance that the Company would be able to achieve a lower effective tax rate, as it has in past years, by successfully taking advantage of incentives or other preferential tax treatments. See pages 37, 44 and F-34 of our Annual Report on Form 10-K for the year ended December 31, 2011. At the direction of the special committee, representatives of William Blair also prepared a discounted cash flow sensitivity analysis that assumed an effective tax rate forecast of 12% to estimate the present value as of March 31, 2012 of the Company’s forecasted free cash flows through the fiscal year ending December 31, 2016. The assumed 12% effective tax rate reflects the average of the Company’s income tax forecasts for the years 2012 through 2016, as set forth on page 47 of this proxy statement. In preparing this discounted cash flow sensitivity analysis case, and as instructed by the special committee, representatives of William Blair kept constant all other values.

The fully diluted equity value implied by the discounted cash flow sensitivity analysis case ranged from $1.81 per Share to $3.29 per Share, based on a range of terminal values derived by multiples of EBITDA, as compared to the per share merger consideration in the proposed merger.

	Exit Multiple
Discount Rate	5.0x	6.0x	7.0x
19.0%	$2.32	$2.80	$3.29
20.5%	$2.18	$2.63	$3.09
22.0%	$2.05	$2.48	$2.90
23.5%	$1.92	$2.33	$2.73
25.0%	$1.81	$2.19	$2.57

The special committee believed the value derived by this analysis reflected the Company’s stand alone value on a going-forward basis and noted that the per share merger consideration in the proposed merger exceeded the per share price range of the fully diluted equity value derived by this analysis. The special committee noted that by adjusting the effective tax rates as described above, the range of per Share valued implied by the discounted cash flow sensitivity analysis case increased from a range of $1.57 to $3.01 to a range of $1.81 to $3.29, but was still below the per share merger consideration of $5.80. ”

Amendment; Waiver of Conditions

The following disclosure amends and supplements the first paragraph on page 81 of the Definitive Proxy Statement in its entirety as follows:

“At any time before the consummation of the merger, each of the parties to the merger agreement may waive compliance with any of the agreements or conditions contained in the merger agreement to the extent permitted by applicable law. As set forth in Section 7.1 of the merger agreement, the requirement that the merger agreement be approved by the holders of a majority of the shares of Company common stock (excluding Rollover Shares) may be waived by agreement of both Parent and the Company.”

CAUTIONARY STATEMENT

Information set forth in this Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to whether and when the Merger is consummated and the Consolidated Action is settled. These statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future results. Such risks and uncertainties include the actual timing of the closing of the Merger, the satisfaction of the conditions to closing in the merger agreement, any termination of the merger agreement, the effect of the Merger on China TransInfo’s existing relationships with customers and vendors and their operating results and businesses; the timing and terms of the actual settlement of the Consolidated Action; general economic, industry or political conditions in China or internationally; and the risks described from time to time in our SEC reports including our filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of such filings and other relevant documents for free at the Company’s website (www.chinatransinfo.com), or the SEC’s website (www.sec.gov) or from commercial document retrieval services.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, the Company filed the Definitive Proxy Statement with the SEC on September 25, 2012 and commenced mailing the Definitive Proxy Statement and form of proxy to the stockholders of the Company on or about September 26, 2012. Investors and stockholders are urged to read the Definitive Proxy Statement because it contains important information about the Merger. Investors and stockholders may obtain a free copy of the Definitive Proxy Statement and other documents filed by the Company at the SEC’s website at www.sec.gov. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Certain directors and executive officers of China TransInfo have interests in the Merger that may differ from the interests of the Company’s stockholders. Information regarding the interests of these directors and executive officers in the Merger is included in the Definitive Proxy Statement.

The Company is subject to the informational requirements of the Exchange Act and files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read the Company’s SEC filings, including the Definitive Proxy Statement, on the SEC’s website at www.sec.gov.

If you have any questions about the Definitive Proxy Statement, the special meeting of the stockholders of the Company or the Merger or if you need assistance with the voting procedures, including casting or changing your vote, you should contact the Company’s proxy solicitor, Okapi Partners LLC, toll-free at (855) 305-0855, collect at (212) 297-0720, by email at info@okapipartners.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: October 24, 2012

By: /s/ Shudong Xia
Name: Shudong Xia
Title: Chief Executive Officer